Exhibit 1-1a

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                           Cumulative Preferred Stock

                                   ----------

                      Terms and Conditions Relating to Bids
                  Bid with Form of Purchase Agreement Attached


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                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                      Terms and Conditions Relating to Bids

                               for the purchase of

                           Cumulative Preferred Stock

      Public Service Electric and Gas Company (the "Company") expects to issue from time to time in several series not more than $2,500,000,000 initial offering price (less the aggregate initial offering price of the Company's First and Refunding Mortgage Bonds, Secured Medium Term Notes, Debt Securities or any securities of certain of its funding entities that are sold under a separate prospectus filed with the same registration statement) of shares of its Cumulative Preferred Stock. The Company will invite competitive bids, in accordance with the notice provisions and the other terms and conditions hereof, for the purchase of all or a portion of such Cumulative Preferred Stock. The number of shares of such Cumulative Preferred Stock to be issued after a bidding therefor is referred to herein as the "Preferred Stock." Proposals for the purchase of the Preferred Stock may be transmitted to the Company only in accordance with the terms and conditions hereof. Any communication received by the Company relating to the purchase of the Preferred Stock other than as contemplated herein shall be treated as market information and not as a proposal.

      1. Information Concerning the Company and the Cumulative Preferred Stock.

      Prospective bidders may examine at the office of the Company, 80 Park Plaza, Newark, New Jersey, at any time during business hours, copies of the following:

            (a) the Restated Certificate of Incorporation, as amended, the Company and the form of proposed Certificate of Amendment of the Restated Certificate of Incorporation, as amended, relating to the Preferred Stock;

            (b) the Registration Statement (including exhibits, the Prospectus and the documents incorporated therein by reference), and any further amendments thereto relating to the Preferred Stock, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended;

            (c) the Petition, and any amendments or supplements thereto (including exhibits), of the Company relating to the issuance and sale of the Preferred Stock, as filed with the Board of Public Utilities of the State of New Jersey, and the Order or Orders of such Board authorizing the sale of the Preferred Stock through competitive bidding;

            (d) the Bid to be used by bidders in offering to purchase the Preferred Stock, which includes the form of Purchase Agreement for the purchase of the Preferred Stock (the "Purchase Agreement");


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            (e) a preliminary survey by Sidley Austin Brown & Wood LLP, which is
      the  firm   referred  to  in  Section  8  hereof,   with  respect  to  the
      qualification of the Preferred Stock for sale under the securities laws of various states; and

            (f) a statement, when available, with respect to the bidding for the Preferred Stock and the terms of the Preferred Stock, which statement shall specify (1) the date and time for the receipt of bids for the Preferred Stock, (2) whether bids will be received (i) in writing, (ii) by telephone confirmed in writing or (iii) either in writing or by telephone confirmed in writing, (3) the number of shares of the Preferred Stock, (4) the par value of the Preferred Stock, (5) the minimum and maximum prices per share which may be specified in the Bid as the purchase price for the Preferred Stock, (6) the terms and conditions pursuant to which the Preferred Stock may be redeemed, (7) the date from which the dividends on the Preferred Stock will be cumulative and (8) such other provisions as may be necessary or desirable to establish the terms and conditions of the Preferred Stock and the terms of bidding therefor.

      Copies of items (d) and (e) and copies of the Prospectus relating to the Preferred Stock, will be supplied in reasonable quantities to prospective bidders on request. The Company will make copies of item (f) above available to prospective bidders as soon as practicable, but in no event later than 24 hours prior to the time for the opening of bids.

      The Company reserves the right to amend the Registration Statement and Prospectus and the aforesaid Petition, and to make changes in the form of any documents relating to the issuance and sale of the Preferred Stock, at any time and from time to time with the approval of Sidley Austin Brown & Wood LLP prior to the time the Purchase Agreement becomes effective, or as may be provided in such agreement after it has become effective. The Company will give telephonic notice confirmed in writing of the date and time for the receipt of bids, any postponements thereof and of any such amendments and changes, which in its opinion are material, made prior to the opening of bids, to any person who intends to submit a bid and who notifies the Company at its office, 80 Park Plaza, T6B, P.O. Box 570, Newark, New Jersey 07101-0570, attention Morton A. Plawner, Vice President and Treasurer, that it desires such notice and furnishes the name, address and telephone number of the person to whom such notice shall be given. The notice of any such amendment or change need not include the text thereof, but the text thereof may be examined at said office.

      The Preferred Stock will be issuable only in fully registered form.

      2. Form and Content of Bids.

      Each bid must be for the purchase of all of shares of the Preferred Stock for which bids are being received, and shall specify (i) the annual dividend rate (which shall be an integral multiple of one cent), (ii) the price per share to be paid to the Company for the Preferred Stock, and (iii) the compensation per share to be paid by the Company to the bidder or group of bidders for their purchase commitments. By the terms of each such bid, the bidder or group of bidders will commit themselves to an initial public offering price for the Preferred Stock equal to the price per share to be paid to the Company as specified in such bid.


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      Bids may be made by a single  bidder or by a group of  bidders.  No bidder who bids singly may participate in a group bid, and no bidder who participates in one group bid may participate in another group bid.

      In the case of a bid by a group of bidders, the several members of the group shall act through a duly authorized representative or representatives (herein referred to as the "Representative"), who shall be named as Representative in the bid by the group for the purchase of the Preferred Stock and who may be included in the group. If a bid of a group of bidders is accepted, the obligations of the members of the group shall be several and not joint, including the obligation to purchase the number of shares of Preferred Stock set forth opposite the respective names of such members in Schedule A to the bid.

      If a bid is submitted by a Representative on behalf of a group of bidders, and the number of shares of Preferred Stock to be purchased by any member of the group is incorrectly stated in Schedule A to such bid, the Representative may correct any such error or errors forthwith upon discovery thereof. If no such correction is made, or if after all such corrections are made, the total of the number of shares set forth in said Schedule A is more or less than the number of shares of Preferred Stock for which bids are being received, then the number of shares of Preferred Stock offered to be purchased by the Representative shall be deemed to be increased or decreased, as the case may be, to the extent of the discrepancy.

      All bids must be signed by a single bidder, or in the case of a bid by a group of bidders, by their Representative on behalf of the group, and should be submitted in duplicate.

      3. Certain Representations by the Bidders to be Furnished to the Company.

      By submitting a bid for the Preferred Stock, each bidder shall be deemed to represent to the Company, as of the date of the bidding for the Preferred Stock, that, except as stated to the Company in writing prior to the time for receipt of bids for the Preferred Stock:

            (a) neither such bidder nor any of its directors, officers or partners has a material relationship with the Company or its parent Public Service Enterprise Group Incorporated ("PSEG");

            (b) such bidder and its directors and officers or partners, as a group, do not own beneficially 10% or more of any class of capital stock of the Company or PSEG;

            (c) such bidder is not a "holding company", a "subsidiary" of a "holding company", or an "affiliate" of a "holding company" or of a "public utility company", each as defined in the Public Utility Holding Company Act of 1935;

            (d) such bidder has not prepared any report or memorandum for external use in connection with the proposed offering;

            (e) such bidder's commitment to purchase the Preferred Stock will not result in a violation of the financial responsibility requirements of Rule 15c3-1 under the Securities


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      Exchange Act of 1934, as amended,  and is not  prohibited or restricted by any action of the Securities and Exchange Commission or of any national securities exchange applicable to such bidder, and

            (f) such bidder has not assumed or guaranteed any securities of others and has no securities outstanding other than those issued in its present name.

      4. Submission of Bids.

      As set forth below and in the statement to be furnished to prospective bidders pursuant to Section 1(f) hereof, the Company will receive bids in writing and/or by telephone confirmed in writing.

      (a) Written Bids. Each bid in writing must be delivered to the Company on the Bid with Schedule A completed, at the Blake Room, Fourth Floor, 80 Park Plaza, Newark, New Jersey 07102, on the date and at the time specified by the Company in the statement pursuant to Section 1(f) hereof, enclosed and sealed in an envelope addressed as follows: "Public Service Electric and Gas Company, 80 Park Plaza, Newark, New Jersey 07102 - Private and Confidential - Not to be opened except in accordance with the Terms and Conditions Relating to Bids dated _________ , for the purchase of Cumulative Preferred Stock." Each such envelope, when delivered, must indicate the name and address of the bidder or, in the case of a group of bidders, of the Representative, and shall bear no indication of the amount of the bid or any inscription other than herein permitted.

      (b) Telephonic bids confirmed in Writing. Each telephonic bid confirmed in writing for the Preferred Stock must be received by the Company on the date and no later than the time designated by the Company in the statement furnished to bidders pursuant to Section 1(f) hereof. Such telephonic bids must be directed to the person and telephone number specified by the Company to each prospective bidder and must provide the Company with (i) the name of any single bidder, the name(s) of the Representative(s) and the names of all members of a group of bidders, (ii) a telephone number at which such bid may be immediately confirmed and the name of the individual who will provide confirmation, (iii) the annual dividend rate to be borne by the Preferred Stock, (iv) the price per share to be paid to the Company for the Preferred Stock and (v) the compensation to be paid by the Company to the bidders. Such telephonic bids must be confirmed in writing by means of a duly executed bid in writing on the Bid (with Schedule A thereto completed) or by other similar written instrument acceptable to the Company and providing the information required in this paragraph to be set forth, which must either be delivered to the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or to the Company, 80 Park Plaza,
Newark, New Jersey 07102, to the attention of the persons designated in the statement furnished to bidders pursuant to Section l(f) hereof or telecopied to the offices of the Company at the telephone number specified by the Company in the statement furnished to bidders pursuant to Section 1(f) hereof, as soon as possible, but in no event more than one hour after the time specified as the deadline for receipt of bids. Except as set forth in the fourth paragraph of
Section 2 hereof, any failure by a bidder to confirm a telephonic bid in a timely manner by a duly executed bid in writing on the Bid or other similar written instrument acceptable to the Company, with all information properly specified thereon, may


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result  in such  telephonic  bid being  rejected  as not in the  proper  form as specified by the Company.

      (c) The Company reserves the right, in its discretion from time to time, to postpone the time or date for delivery and opening of bids, and will give telephonic notice confirmed in writing of any such postponement to any prospective bidder who shall have furnished its name to the Company for such purpose pursuant to the third paragraph of Section 1 hereof.

      (d) The Company reserves the right to designate, not less than 30 minutes prior to the time, or postponed time, specified for delivery and opening of bids, a number of shares of Preferred Stock less than the number of shares originally specified in the statement furnished to bidders pursuant to Section 1(f) hereof as the number of shares of Preferred Stock, in which event the number of shares so designated shall be deemed to be substituted for the number specified in the statement furnished to bidders pursuant to Section 1(f) hereof as the number of shares of Preferred Stock.

      5. Acceptance or Rejection of Bids.

      Subject to the reservations set forth below, all bids will be announced or opened by the Company at its office, 80 Park Plaza, Newark, New Jersey 07102, on the date and at the time designated for receipt of bids specified by the Company in the statement furnished to bidders pursuant to Section 1(f) hereof, or at such later time or date as may be fixed by the Company as provided in Section 4(c) hereof. Within three hours of the receipt of bids, the Company will (subject to the provisions and reservations stated below) accept the bid that will provide the Company with the lowest "annual cost of money." Said "annual cost of money" in respect of each bid shall be determined by the Company in accordance with the method specified in the statement referred to in Section 1(f) hereof. The decision of the Company with respect to the lowest "annual cost of money" shall in all cases be final.

      Each bid will be accepted or rejected in its entirety. All bids shall be irrevocable until three hours after the receipt of bids, unless sooner returned unopened or rejected. In case two or more such bids provide an identical lowest "annual cost of money" to the Company, the Company (unless it shall reject all bids) shall by oral announcement give the makers of such identical bids the opportunity (the duration of which shall be in the Company's discretion, but shall not extend beyond three hours after the opening of bids) to improve their bids. The Company will accept, subject to the reservations stated below, the improved bid that will provide the lowest "annual cost of money" to the Company. If no improved bid is so made, or if on rebidding two or more bids providing an identical lowest "annual cost of money" to the Company are again received, the Company may, in its sole discretion and without liability to the maker of any other bid, accept any one of the identical bids providing the lowest "annual cost of money" to the Company.

      Notwithstanding the foregoing provisions hereof, the Company reserves the right

            (a) to return all bids unopened either at or prior to the time specified for the opening thereof,


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            (b) to reject all bids (at or after the opening thereof irrespective of the terms named therein), and

            (c) to reject the bid of any bidder or of any group of bidders (i) if such bidder or any member of such group of bidders is in such relationship with any of the trustees under the Company's indentures as would disqualify any of said trustees from acting as such trustee, if the bid of such bidder or group of bidders shall be accepted, (ii) if the Company, in the opinion of its counsel, may not lawfully sell the Preferred Stock to such bidder or to any member of such group of bidders, and, in either such event, in the case of a group of bidders, if within one hour after the opening of bids, the member or members of such group causing such disqualification or illegality have not withdrawn from the group and the remaining members, including substituted members, if any are permitted by the Company, have not agreed to purchase the shares of Preferred Stock which such withdrawing member or members have offered to purchase, (iii) if the Company is not reasonably satisfied with the financial responsibility of such bidder or any member of any such group of bidders, or (iv) if the acceptance of such bid might, in the judgment of the Company, bring about the risk of a delay in the sale of the Preferred Stock.

      6. Determination of Redemption Prices of the Preferred Stock.

      As soon as practicable after the acceptance of a bid, any applicable redemption prices of the Preferred Stock will be determined by the Company in accordance with the statement referred to in Section 1(f) hereof. Such determination by the Company shall be final.

      7. Purchase Agreement.

      Upon the acceptance of a bid for the Preferred Stock, the Company will forthwith signify such acceptance by a duplicate, reproduction or facsimile copy of the bid of the successful bidder, or, in the case of a bid by a group of bidders, of the Representative on behalf of such group. Upon such acceptance of a bid, the Purchase Agreement shall become effective without any separate execution thereof, and thereafter all rights of the Company and of the successful bidder, or group of bidders, shall be determined solely in accordance with the terms of the bid and such Purchase Agreement. Forthwith upon such acceptance of any bid, the successful bidder or, in the case of a bid by a group of bidders, the Representative on behalf of such group, shall furnish to the Company in writing the information which is (i) required to supplement the Prospectus and for the filing thereof, and (ii) required to be filed by the Company with the Board of Public Utilities of the State of New Jersey.


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      8. Opinion of Counsel for the Bidders

      Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, NewYork 10019 has been selected by the Company as counsel to give to the successful bidder or bidders an opinion with respect to the legal matters specified in
Section 6(c) of the Purchase Agreement. Such firm has participated from the standpoint of possible underwriter of the Preferred Stock in the preparation of the competitive bidding papers and the documents under which the Preferred Stock is to be issued and has reviewed or will review the corporate proceedings and the registration procedure with respect to the authorization and issuance of the Preferred Stock. It has also prepared the survey referred to in Section 1(e) hereof. Prospective bidders may confer with Sidley Austin Brown & Wood LLP with respect to any of the foregoing matters. The compensation and disbursements of such firm are to be paid by the successful bidder or bidders, except as otherwise provided in the Purchase Agreement, and any prospective bidder and any Representative of a group of prospective bidders may obtain from such firm, upon request, a statement of the amount of such compensation and an estimate of the amount of such disbursements.

      9. Miscellaneous.

      The Company reserves the right to waive any irregularity, which it deems to be immaterial, in complying with any of the foregoing terms and conditions.

      The validity, construction and interpretation of the Terms and Conditions and any bid submitted pursuant hereto shall be governed by the substantive laws of the State of New Jersey.

                                         Public Service Electric and Gas Company

                                         By /s/ E. JAMES FERLAND
                                            ----------------------------
                                         Chairman of the Board and Chief
                                         Executive Officer

________________


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